Exhibit 10.2

, 2014

[NAME]

[ADDRESS]

Dear                ,

As you know, Newcastle Investment Corp. (“Newcastle”) has distributed all the common stock of New Senior Investment Group Inc. (“New Senior”) to Newcastle stockholders (the “Distribution”). On the date of the Distribution, you held one or more rights to purchase Newcastle common stock on the terms summarized in Exhibit A hereto (each, an “Original Newcastle Option”). Effective as of the Distribution, each Original Newcastle Option was converted into (i) a right (each an “Adjusted Newcastle Option”) to purchase the same number of Newcastle common shares at the per-share exercise price shown on Exhibit A hereto and (ii) a right (each, an “SNR Option”) to purchase the number of shares of New Senior common stock at the per-share exercise price shown on Exhibit A hereto, in each case on the same terms and conditions otherwise applicable to the Original Newcastle Option.

Accordingly, unless and until New Senior provides you with revised documentation, the terms of your SNR Option are as set forth in the award agreement evidencing the Original Newcastle Option (the “Award Agreement”) as modified by this letter and the terms, as applicable, of the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, the Newcastle Investment Corp. 2012 Nonqualified Stock Option and Incentive Award Plan or the Newcastle Investment Corp. 2014 Nonqualified Stock Option and Incentive Award Plan (collectively the “Plans”), provided that, as applicable, all references to “Newcastle” or “Company” in the Award Agreement and the Plans shall be deemed to be references to New Senior. You will receive a separate letter from Newcastle in regard to your Adjusted Newcastle Option.

Please sign both copies of this letter where indicated below, retain one for your records and return the other to          to indicate your acknowledgment of and agreement to the terms and conditions contained herein. If you have any questions about this letter, please contact at                .

[Remainder of Page Intentionally Left Blank]

New Senior Investment Group Inc.

By:
Name:
Title:

Acknowledged and agreed as of , 2014:

[Name]

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Exhibit A

Original Newcastle Option					Adjusted Newcastle Option	SNR Option
Date of Grant	Expiration Date	Number of Shares Subject to Option Upon Grant	Number of Shares Subject to Option Upon Distribution	Per-Share Exercise Price	Per-Share Exercise Price	Number of Shares Subject to Option Upon Distribution	Per-Share Exercise Price

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